Exhibit 10.2

MUTUAL TERMINATION AND RELEASE AGREEMENT

This Mutual Termination and Release Agreement (this “Agreement”) is entered into by China SXT Pharmaceuticals, Inc., a British Virgin Islands company (the “Company”), and each of the purchasers identified on the signature pages hereto (each, a “Purchaser” and, together with the Company, the “Parties”), in respect of the Securities Purchase Agreement dated October 7, 2026 between the Company and the Purchasers (the “SPA”). The Parties confirm that the closing under the SPA has not occurred, no purchase price has been paid, and no shares or warrants have been issued or delivered under the SPA.

In consideration of the mutual agreements and releases below, the Parties agree as follows:

1. Termination. Effective upon execution and delivery of this Agreement by the Company and all Purchasers (the “Effective Date”), the SPA and all other Transaction Documents (as defined in the SPA), other than this Agreement, are terminated in their entirety. All rights and obligations thereunder, including any provision that would otherwise survive termination, cease to have effect, and no Party has any further obligation to consummate the transactions contemplated thereby.

2. Mutual Release. Each Party irrevocably and unconditionally releases and discharges each other Party and its respective affiliates, directors, officers, employees, agents, successors and assigns from all claims, liabilities, obligations, demands, damages, costs and causes of action, whether known or unknown, arising out of or relating to the SPA, the other Transaction Documents or the transactions contemplated thereby, including any breach or failure to complete those transactions. This release does not apply to the obligations under this Agreement.

3. Expenses. Each Party shall bear its own fees and expenses in connection with the SPA and this Agreement. No termination fee, penalty or other payment shall be payable by any Party to any other Party as a result of this termination.

4. Miscellaneous. This Agreement constitutes the entire agreement of the Parties concerning its subject matter and may be amended only in writing signed by all Parties. It is governed by the laws of the State of New York, without regard to conflicts of law principles. The Parties submit to the exclusive jurisdiction of the state and federal courts in Manhattan, New York. This Agreement may be executed in counterparts, which together constitute one agreement. Signatures delivered electronically, including by PDF, have the same effect as original signatures.

[Signature pages follow]

MUTUAL TERMINATION AND RELEASE AGREEMENT

Company Signature Page

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date set forth below.

CHINA SXT PHARMACEUTICALS, INC.

By:
Name:	Feng Zhou
Title:	Co-CEO, Director, Chairman of the Board
Date:	October 8, 2026

MUTUAL TERMINATION AND RELEASE AGREEMENT

Purchaser Signature Page

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date set forth below.

Name of Purchaser:

Signature:
Date:	October 8, 2026